UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2023

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway, Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we,” “us,” or “our” refer to AgeX Therapeutics, Inc.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

Our 2023 annual meeting of stockholders was held on December 13, 2023. At the annual meeting our stockholders: (a) elected three directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified; (b) ratified the Board of Directors’ selection of WithumSmith + Brown PC as our independent registered public accountants to audit our financial statements for the 2023 fiscal year; and (c) approved a proposal to permit Juvenescence Limited (“Juvenescence”) to acquire additional shares of AgeX common stock through the conversion of shares of AgeX Series B Preferred Stock, if as a result Juvenescence would (i) acquire more than 19.9% of the AgeX common stock outstanding as of February 14, 2022 at a price less than the applicable market value of AgeX common stock or book value per share, and/or (ii) own 50% or more of the outstanding shares of AgeX common stock (the “Juvenescence Proposal”).

There were 37,951,261 shares of AgeX common stock, par value $0.0001 per share, outstanding and eligible to vote at the annual meeting as of the close of business on November 3, 2023, the record date for determining stockholders entitled to vote at the meeting. There were 31,255,819 shares of common stock, or 82.36% of the shares of common stock outstanding and entitled to vote at the annual meeting, represented at the meeting either in person or by proxy. The following tables show the votes cast by our stockholders and any abstentions with respect to the matters presented to stockholders for a vote at the meeting. Information is also provided as to broker non-votes. A “broker non-vote” occurs when a stockholder whose shares are held in “street name” in a brokerage account or similar account does not instruct the stockholder’s broker or other nominee in whose name the shares are registered how to vote on a matter as to which brokers and nominees are not permitted to vote without instructions from their client.

Election of Directors

Each of the following nominees were elected as directors by the following vote:

Nominee	Votes For	Votes Withheld
Gregory Bailey	18,629,281	7,779,000
Joanne Hackett	18,946,164	7,462,117
Jean-Christophe Renondin	19,707,041	6,701,172

In addition, there were 4,847,538 broker non-votes with respect to the election of Dr. Bailey and Dr. Hackett, and 4,847,606 broker non-votes with respect to the election of Dr. Renondin.

Ratification of Appointment of Independent Registered Public Accountants

The appointment of WithumSmith + Brown PC as our independent registered public accountants for the fiscal year ending December 31, 2023 was ratified by the following vote:

Shares Voted
For	23,460,256
Against	7,298,688
Abstain	496,875

There were no broker non-votes on this matter.

Juvenescence Proposal

The Juvenescence was approved by the following vote:

Shares Voted
For	18,908,391
Against	7,461,795
Abstain	38,095

In addition, there were 4,847,538 broker non-votes on this matter.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: December 18, 2023	By:	/s/ Andrea E. Park
Chief Financial Officer